POWER OF ATTORNEY
For Executing Forms 3, 4 and 5
  The undersigned hereby constitutes and appoints each of William Roeschlein, Christopher Ferrell and Thomas Vaughn acting singly, as his true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and
(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other person or authority.
  The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the above-named attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of February, 2020.

/s/ William Taylor